Exhibit 99.1

Medizone International Announces Sales Agreement with Innovasource LLC
KALAMAZOO, MICH. April 24, 2017 – Medizone International, Inc. (OTCQB: MZEI), the developer of AsepticSure®, a revolutionary disinfection technology that combines ozone and hydrogen peroxide to achieve unprecedented kill rates of bacteria and viral pathogens, announced today that the Company has entered into a definitive agreement with Innovasource to provide sales support for Medizone’s commercial strategy for AsepticSure.
“We are very pleased to announce that Medizone International has reached an agreement to have Innovasource serve in a commissioned sales role in support of our commercial expansion. Innovasource has tremendous, long-standing relationships with some of the largest health systems and group purchasing organizations in the world,” said David Esposito, Chairman and CEO of Medizone International. “As we work together with Innovasource on a number of projects, we are excited about the customer base Innovasource has already brought to our attention. We look forward to delivering on the strong interest in AsepticSure that we are seeing from the Innovasource customer base.”
Under the sales agreement, Innovasource will promote AsepticSure to their current portfolio of customers. Medizone and Innovasource will coordinate support for sales presentations and product demonstrations to potential customers of AsepticSure. Specific terms of the agreement were not released.
“We are very pleased that Medizone recognized the value of our broad customer base and strong reputation of bringing valuable products and services to our customers. We look forward to adding AsepticSure to our portfolio as we already see strong demand for this innovative technology in a wide range of customer interactions,” said Andy Fay, Vice President of Business Development for Innovasource.
The AsepticSure disinfection system is a portable, affordable, easily operated system that demonstrates consistent kill rates of major pathogens in healthcare facilities.  The company continues to expand commercial operations in key markets to address a major unmet need around the world.
About Medizone International, Inc.
Founded initially in 1986 to develop treatments for lipid-enveloped viruses, Medizone International, Inc. shifted focus in 2007 in response to the increased prevalence and awareness of hospital acquired infections. The Company developed the AsepticSure system to combine anti-oxidant gases (O3 and H202) to produce unique free radicals (H2O3 known as trioxidane) with higher anti-oxidant potential than ozone or hydrogen peroxide alone. After securing broad IP protection for the use of trioxidane for both healthcare facility disinfecting systems and bioterrorism applications, the company released its AsepticSure system for use in Canada and several other global markets. The company is preparing to expand in the US market. AsepticSure received EPA approval in November of 2016 and the company is currently working with the FDA to finalize the regulatory status of AsepticSure. Learn more at http://www.medizoneint.com

About Innovasource, LLC
Innovasource has an experienced team of product development, manufacturing, and marketing professionals focused on new, environmentally-sustainable product offerings for the customers they serve.
The Company was founded in 2007 by a seasoned team with over fifty years in regulated product experience. Innovasource operates in consumer and commercial channels, and is introducing a unique and proprietary line of hydrogen peroxide-based consumer products.
For consumer, commercial, and industrial applications, Innovasource improves the places where you work and live with innovative and effective products. Learn more at http://www.innovasource.com
Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the US and other markets, expansion and operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.
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John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 (269) 202-5020
E: j.pentony@medizoneint.com
For more information, visit: www.medizoneint.com